Exhibit 99.1

FIRST AMENDMENT
TO THE
CONSTELLATION BRANDS, INC.
1989 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED JULY 24, 2013)

WHEREAS, Constellation Brands, Inc. (the "Company") maintains the Constellation Brands, Inc. 1989 Employee Stock Purchase Plan, as amended and restated July 24, 2013 (the "Plan"), for the benefit of eligible employees of the Company and its affiliates; and
WHEREAS, amendment of the retirement provisions of the Plan are now considered desirable;
NOW, THEREFORE, pursuant to the power reserved to the Committee under Section 17 of the Plan, the Plan is hereby amended, effective as of April 25, 2016 in the following particulars:
1.By deleting the first sentence of Section 2.21 in its entirety and replacing it with the following:
"'Retirement' shall mean the termination of employment of an Employee who is at least 60 years of age and has at least 5 years of service with the Company, a Designated Subsidiary (at a time when it was a Subsidiary), a Designated Affiliate (at a time when it was an Affiliate) or combination of the foregoing (including, if the Committee so determines, service with entities acquired by the Company)."
IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 25th day of April, 2016.

CONSTELLATION BRANDS, INC.

By:	/s/ Dan Towner
Dan Towner
Title:	Vice President, Compensation &
Human Resources Information Systems